Exhibit 99.1
NASDAQ: TBBK
The Bancorp, Inc. • Investor Presentation
4th Quarter, 2012

Forward-Looking Statements
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
Statements in this presentation regarding The Bancorp, Inc.’s business that are not historical facts are “forward
-looking statements” that involve risks and uncertainties. These statements may be identified by the use of forward-looking terminology, including the words “may,” “believe,” “will,” “expect,” “anticipate,” “estimate,”
“continue,” or similar words. For further discussion of these risks and uncertainties, see The Bancorp, Inc.’s filings with the SEC, including the “risk factors” section of The Bancorp, Inc.’s Form 10-K. These risks and uncertainties could cause actual results to differ materially from those projected in the forward-looking statements. The forward-looking statements speak only as of the date of this presentation. The Bancorp, Inc.
does not undertake to publicly revise or update forward-looking statements in this presentation to reflect events or circumstances that arise after the date of this presentation, except as may be required under applicable law.

The Bancorp, Inc. - Planning for Growth with Safety and Soundness
• Strategic Goal:
 ▪ Create and grow a stable, profitable institution with the optimum reliance on capital, risk management and technology, and manage it with knowledgeable and experienced management and senior officers
• Tactical Approach:
 ▪ Deposits - Utilize a branchless banking network to gather scalable deposits through strong contractual relationships at costs significantly below peers
 ▪ Assets - Focus on asset classes including loans and securities appropriate to our expertise to achieve returns above risk-adjusted peer net interest margins
 ▪ Non-Interest Income - Grow non-interest income disproportionately in relation to non-interest expense through our deposit and asset approaches
 ▪ Operating Leverage - Leverage infrastructure investment to grow earnings by creating efficiencies of scale

The Bancorp, Inc. - Planning for Growth

Consumer Distribution Channel Penetration
Percent of U.S. Households, 1999-2009
Source: Federal Reserve, FRB Boston, FRB Philadelphia, SRI Consulting, University of Michigan, Mintel, Celent, Bank of America, comScore, Nielsen Mobile, Wall Street Journal, Mercatus Analytics,
Fiserv, American Bankers Associaton

Business Model: A Distinct Business Strategy (1)

Assets
 Deposits
Prepaid Cards
Open Loop Prepaid Cards
• Deposits
• Non-interest Income
Healthcare
Health Savings Accounts
and Flexible Spending
Accounts
• Deposits
• Non-interest Income
Payment Acceptance
Credit, Debit Card and
ACH Processing
• Deposits
• Non-interest Income
Wealth Management
Deposits and Loans for
Clients of Wealth Firms
• Interest Income
• Deposits
• Non-interest Income
Securities Portfolio
Primarily highly rated
government obligations
• Interest Income
Government Guaranteed
Lending
Loans to franchisees;
75% guaranteed by
U.S. government
• Interest Income
Automobile Fleet
Leasing
 Well-collateralized
Automobile Fleet Leasing
• Interest Income
• Non-interest Income
Community Bank
Traditional Community
Banking Products
• Interest Income
• Deposits
• Non-interest Income
40%
5%
8%
30%
6%
GGL:
1%
7%
(1) For the above presentation, revenue for asset-generating departments includes all revenue from the assets they fund with deposits they generate. It also includes half the revenue on assets they generate but do not fund. The other half of that revenue is allocated to deposit-producing departments. The revenue shown was generated in 2012 with the exception of segments marked 2010.
2010 Prepaid
Cards: 30%
2010 Community
Bank: 40%
3%

Prepaid Gross Dollar Volume (GDV) (1) and Cardholder Growth  (2)

(1) Gross Dollar Volume (GDV) is the total  amount spent on all cards outstanding within a given period. The bar graph represents the gross dollar volume for the period segmented by the program contract date.
(2) Number of active cards as of year-end of the stated year.
$

Post Provision Income (1)
Revenue Composition

(1) Post provision income is calculated as follows: net interest income less provision for loan and lease losses plus non-interest income excluding gains on sales of investment securities and other than temporary impairment on securities held-to-maturity.
$

Net Interest Income Generators
Compressed Interest Rate Environment

$
* Other is comprised of net interest income produced by the following areas: Investment Securities, Leasing Portfolio, Government Guaranteed Lending, and Wealth Management.

$
Non-Interest Income-Generating Strategies: Growth and Sustainability
Continued Growth in Non-Interest Income
$19,524
84%
Increase
(1) Excludes gains on investment securities
*Not meaningful

Scalable Business Model

Non Interest Income / Non Interest Expense (%)¹
▶ Non-interest income is approximately half of non-interest expense, driving improving operating earnings
▶ Cost of customer acquisition continues to decline due to strength of affinity relationships

Operating Leverage

Adjusted Operating Earnings(1),(2)
(1) As a supplement to GAAP, Bancorp has provided this non-GAAP performance result. The Bancorp believes that this non-GAAP financial measure is useful because it allows investors to assess its operating performance.  Management utilizes adjusted operating earnings to measure the combined impact of changes in net interest income, non-interest income and certain other expenses.
 Adjusted operating earnings exclude the impact of the provision for loan losses, income taxes, securities gains and losses and certain non-recurring items. Other companies may calculate adjusted operating earnings differently.  Although this non-GAAP financial measure is intended to enhance investors’ understanding of Bancorp’s business and performance, it should not be considered, and is not intended to be, a substitute for net income calculated pursuant to GAAP.
(2) For reconciliation detail, please see Appendix.
(3) Compound annual growth rate is calculated for the fourth quarters of 2009, 2010, 2011, and 2012.
$

• Community Bank
 ▪ Offers traditional community banking products and services targeting the highly fragmented Philadelphia/Wilmington banking market
• Automobile Fleet Leasing
 ▪ Well-collateralized automobile fleet leasing
 • Average transaction: 8-15 automobiles, $350,000
 • 30% of portfolio leased by government agencies
• Wealth Management
 ▪ 15 affinity groups, managing & administering $1.8 trillion in assets
 • SEI Investments, Legg Mason, Genworth Financial Trust
 Company, Franklin Templeton
 ▪ Generates securities backed and other loans
• Government Guaranteed Lending
 ▪ Loans from $150,000 to $5.0 million primarily to franchisees such as UPS
 Stores, Massage Envy, FASTSIGNS and Save a Lot which have a 75%
 guaranty by the U.S. Small Business Administration. Approved Franchise
 and Medical Guidance lines of over $500 million.
• Securities
  Primarily:
 ▪ High credit quality tax exempt municipal obligations
 ▪ U.S. Government agency securities primarily 3-5 year average lives and other highly rated mortgage-backed securities

Category	Balance	Balance	Avg. Yield
	(in thousands)
Community Bank	$1,403,487	$ 1,418,121	4.15%
Government Guaranteed Lending	90,795	32,080	5.19%
Wealth Management	252,475	164,945	2.79%
Leasing Portfolio	156,097	129,682	7.10%
Investment Securities	763,244	466,248	2.45%

Non-Accrual Loans/Total Loans(1)
Asset Quality Overview

(1) Regional peers include publicly traded Mid-Atlantic commercial banks with assets between $1 billion and $4 billion as of September 30, 2012; graphs represent median values.
(2) Texas Ratio = (Non-accrual Loans + Restructured Loans + Loans 90 + days past due + OREO)/(Loss Reserves + Tangible Equity). TBBK computed with consolidated capital. Source: SNL Financial

Growth Engine: Where Do Deposits Come From?

December 31, 2012
Category	Balance (in millions)	Avg. Cost
Community Bank	$ 341	0.32%
Healthcare	330	0.55%
Prepaid Cards (including demand deposit accounts)	1,290	0.06%
Wealth Management	790	0.47%
Payment Acceptance	225	0.60%
1031 Exchange	337	0.37%
Total Deposits: $3.3 billion
Average Cost: 0.31%
(Peer Average Cost: 0.49%)(1)
(1) Peer data source as of September 2012: Uniform Bank
 Performance Report for Banks $1-5 B in assets measuring
 interest expense to average interest earning assets.

Deposit-Generating Strategies: Sticky and Long-Term
The Bancorp has long-term, often exclusive agreements in place with its private label banking partners.

Private Label Deposits by Remaining Contractual Term

Deposit-Generating Strategies: Growth and Low Cost
The Bancorp has experienced strong growth in deposits at below-peer costs.

Growth in Average Deposits
	December 31 YTD Average Deposits (dollars in thousands)	Cost of Funds(2)	Peer Cost of Funds(1)
2012	$ 3,148,977	0.31%	0.49%
2011	$ 2,562,132	0.42%	0.87%
Change	$ 586,845	-0.11%	-0.38%
% Change	23%	-26%	-44%
(1) Peer data source as of September 2012: Uniform Bank Performance Report for Banks $1-5 B in assets measuring interest expense to average interest earning assets.
(2) Bancorp cost of funds is lower after consideration of seasonal deposits.

The Bancorp, Inc. - Planning for Growth with Safety and Soundness
• Strategic Goal:
 ▪ Create and grow a stable, profitable institution with the optimum reliance on capital, risk management and technology, and manage it with knowledgeable and experienced management and senior officers
• Tactical Approach:
 ▪ Deposits - Utilize a branchless banking network to gather scalable deposits through strong contractual relationships at costs significantly below peers
 ▪ Assets - Focus on asset classes including loans and securities appropriate to our expertise to achieve returns above risk-adjusted peer net interest margins
 ▪ Non Interest Income - Grow non-interest income disproportionately in relation to non-interest expense through our deposit and asset approaches
 ▪ Operating Leverage - Leverage infrastructure investment to grow earnings by creating efficiencies of scale

NASDAQ: TBBK
APPENDIX

Capital Ratios and Selected Financial Data

	As of or for the three months ended	As of or for the three months ended
	December 31, 2012	December 31, 2011
	(dollars in thousands)	(dollars in thousands)
Selected Capital and Asset Quality Ratios:
Equity/assets	9.10%	9.02%
Tier 1 capital to average assets	9.99%	8.69%
Tier 1 capital to total risk-weighted assets	16.39%	14.64%
Total capital to total risk-weighted assets	17.65%	15.89%
Allowance for loan and lease losses to total loans	1.74%	1.69%

Balance Sheet Data:
Total assets	$ 3,699,659	$3,010,681
Total loans, net of unearned costs (fees)	1,902,854	1,744,828
Allowance for loan and lease losses	33,040	29,568
Total cash and cash equivalents	968,092	749,174
` Total investments	763,244	466,248
Deposits	3,313,221	2,682,551
Short-term borrowings	0	0
Shareholders’ equity	336,677	271,479

Selected Ratios:
Return on average assets	0.62%	0.43%
Return on average common equity	7.04%	4.84%
Net interest margin	2.73%	2.89%
Book value per share	$ 9.06	$ 8.18

Current Loan Portfolio and Asset Quality Overview at 12/31/2012
Category (dollars in thousands)	Balance	% of Total Loans	Nonaccrual Loans	Nonaccrual/ Total Loans	OREO	30-89 Days Delinquent	90+ Days Delinquent	Q4 2012 Quarterly Charge-offs (net)
Commercial	$ 470,109	25%	$ 10,459	0.55%	$ 2,500	$ 5,750	$ 1,350	$ (133)
Commercial mortgage	617,069	32%	9,175	0.48%	891	986	2,412	(2,861)
Construction	258,684	14%	4,538	0.24%	850	-	667	(4,386)
Direct financing leases (auto leases)	156,697	8%	-	0.00%	-	2,481	6	-
Residential mortgage	97,717	5%	91	0.01%	-	1,924	-	-
Securities backed loans and other	296,915	16%	927	0.05%	-	437	-	(42)
Total	$ 1,897,191	100%	$ 25,190	1.33%	$4,241	$ 11,578	$ 4,435	$ (7,422)

Bancorp’s Real Estate Lending Business Targets Well-Positioned Attractive,
Stable Markets
• Commercial lending is substantially all in greater Philadelphia/Wilmington metropolitan area
 ▪ Consists of the 12 counties surrounding Philadelphia and Wilmington, including Philadelphia,
 Delaware, Chester, Montgomery, Bucks and Lehigh Counties in Pennsylvania; New Castle County in
 Delaware; and Mercer, Burlington, Camden, Ocean and Cape May Counties in New Jersey.
• Philadelphia/Wilmington and the surrounding markets encompass a large population, stable economic activity and attractive demographics.
• Throughout the current down cycle and in prior cycles, the Philadelphia region has exhibited significant stability, which is reflected in a lower negative equity compared to the rest of the nation, as shown below.

1st Quarter 2012 (1)	US	NJ	DE	PA
% of Homes with Negative Equity	22.0%	19.9%	15.8%	9.6%
(1) Source: CoreLogic, Q3 2012

NASDAQ: TBBK
www.thebancorp.com